UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 1, 2007

STANLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Wilson Boulevard, Suite 700

Arlington, VA 22201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (703) 684-1125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 1, 2007, Stanley, Inc. (the “Company”), through its wholly-owned subsidiary, Oklahoma Acquisition Corp., completed its purchase of all outstanding membership interests of Techrizon LLC for a purchase price of $30 million (the “Acquisition”).  On April 2, 2007, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) to report the Acquisition.  The purpose of this Amendment No. 1 to the Initial 8-K is to file the financial statements and pro forma information required by Item 9.01 of Form 8-K, which were omitted from the Initial 8-K pursuant to paragraphs (a)(4) and (b)(2), respectively, of Item 9.01 of Form 8-K.

The Company hereby amends and restates Item 9.01 of the Initial 8-K to read in its entirety as follows:

ITEM 9.01   Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is the required audited financial statements of Techrizon LLC for the year ended December 31, 2006.

(b)          Pro forma Financial Information.

Attached hereto as Exhibit 99.2, and incorporated herein by reference, are the required unaudited  pro forma consolidated financial statements of the Company.

(d)          Exhibits

23.1	Consent of BKD, LLP.

99.1	Audited financial statements of Techrizon LLC for year ended December 31, 2006.

99.2	Pro forma condensed consolidated financial statements of Stanley, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.

Date: June 15, 2007	By:	/s/ Philip O. Nolan
		Name:	Philip O. Nolan
		Title:	Chairman of the Board, President and Chief Executive Officer